
          STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                             BGS SYSTEMS, INC.

                                             For the quarter ended
                                                    July 31,
                                               1995           1994
                                            --------------------------
PRIMARY

Average shares outstanding                   3,107,312      3,092,382

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                        16,101         15,794
                                           -----------    -----------
  Total                                      3,123,413      3,108,176
                                           -----------    -----------

Net income                                 $ 1,896,622    $ 1,769,552
                                           ===========    ===========

Net income per share                       $       .61    $       .57
                                           ===========    ===========


                                           For the six months ended
                                                   July 31,
                                             1995           1994
                                           --------------------------
PRIMARY

Average shares outstanding                  3,104,638      3,110,484

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                       15,179         16,014
                                          -----------    -----------
  Total                                     3,119,817      3,126,498
                                          -----------    -----------

Net income                                $ 3,769,305    $ 3,507,070
                                          ===========    ===========

Net income per share                      $      1.21    $      1.12
                                          ===========    ===========
